1 May 4, 2023 VIA EMAIL Re: Letter of Employment Dear Gary: I am pleased to offer you the position of Executive Vice President, Chief Financial Officer for Driven Brands Holdings Inc. (collectively, with affiliated entities, the "Company"), with such employment commencing on or about May 10, 2023 (your actual start date, the "Commencement Date"). This agreement outlines your employment terms with the Company. This agreement and all terms therein have been approved by the Company’s Compensation Committee (“Committee”) of the Board of Directors (“Board”). Responsibilities and Duties You will report to Jonathan Fitzpatrick, President and Chief Executive Officer for the Company. Your work location will be Charlotte, NC, and will be subject to the relocation provisions provided below. As Executive Vice President, Chief Financial Officer, you will be responsible for all aspects of leading the F&A group and related functions of the Company. In addition, you may be asked to complete other duties as the Company may reasonably request. You will devote your full work time and best efforts to conduct the business of the Company as may be reasonably required to effectively discharge your duties under this agreement. Notwithstanding the foregoing, you may serve on non-profit boards and participate in civic and professional activities as well as serve on one for-profit company board (with Company Board approval) provided such activities do not unreasonably interfere with the performance of your duties hereunder and do not result in a breach of the other terms hereof, including the Restrictive Covenants contained herein. Annual Salary In consideration for the performance of your duties and responsibilities hereunder the Company will pay you an annual base salary of Six Hundred Seventy Five Thousand Dollars ($675,000) effective as of the Commencement Date. Your base salary shall be paid on a bi-weekly basis in accordance with the Company's regular payroll practices. Annual Bonus For FY2023 you shall receive a bonus equal to 100% of your annual base salary (the “2023 Bonus”) if you are employed on the date the 2023 Bonus is payable. The 2023 Bonus shall be paid to you in 2024 when annual bonuses for FY2023 are paid to other senior executives of the Company. For FY2024 or each fiscal year thereafter, in accordance with the terms and conditions of the Company's bonus plans, which may change from time to time, you shall be eligible to receive an annual performance- based cash bonus based on successful completion of Key Performance Indicators (“KPIs”), as defined by the Board. The KPIs, and the performance to payout range associated with each, are determined by the Board each fiscal year and are subject to change. The majority weighting of KPIs typically include one or Exhibit 10.3 more key financial or operational metrics relevant to the success of the business and may include, but are not limited to, EBITDA, Revenue, and other growth-related metrics. The target annual performance-based cash bonus that you may earn for FY2024 and each fiscal year thereafter is one hundred percent (100%) of your annual base salary (based on actual performance the actual bonus may be lower or higher than the target). Starting in FY2024, the amount of the annual bonus awarded for a fiscal year shall be determined by the Board at the end of the fiscal year to which such bonus relates and shall be paid to you during the following fiscal year when annual bonuses for the prior fiscal year are paid to other senior executives of the Company generally. Annual Long-Term Incentive This role is eligible to participate in the Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan (“LTI Plan”) with an annual long-term incentive (“LTI”) grant date target value equivalent to two hundred fifty percent (250%) of your annual base salary. Your first annual grant will be in FY2024. Annual LTI awards are currently weighted two-thirds in Performance-based Restricted Stock Units (PSUs) and one-third in Time-based Restricted Stock Units (RSUs). PSUs vest on the 3rd grant date anniversary subject to the achievement of corporate performance goals (currently sixty percent (60%) tied to 3-year Company EBITDA and forty percent (40%) tied to 3-year total shareholder return). RSUs vest in one-third increments on the 1st, 2nd and 3rd anniversaries of the grant date. Sign-On Bonus The Company will provide you a sign-on cash bonus of One Hundred Thousand Dollars ($100,000) (“Sign- On Bonus”). The Sign-On Bonus will be subject to normal withholdings. You will receive this Sign-On Bonus on the first regularly scheduled payroll following the Commencement Date. Should you be terminated for Cause or resign from the Company (other than a resignation for Good Reason) in each case prior to twelve (12) calendar months after payment of the Sign-On Bonus, you agree to repay the entire Sign-On Bonus upon your departure from the Company. New Hire LTI Grant: The Company will grant you an initial one-time equity award with a grant date target value of Three Million Five Hundred Thousand Dollars ($3,500,000) (the “New Hire Grant”). The New Hire Grant shall be (i) fifty percent (50%) in RSUs that vest in one-third increments on the 1st, 2nd and 3rd anniversaries of the grant date provided that you are still employed on such dates and (ii) fifty percent (50%) in PSUs that vest on the 3rd grant date anniversary subject to the achievement of corporate performance goals (sixty percent (60%) based on 3-year Company EBITDA and forty percent (40%) based on 3-year total shareholder return). The award agreement(s) shall contain the actual targets for the PSUs, which shall be the same as the targets to be used for the annual LTI awards being made to the other senior executives in FY2023. Benefits and Paid Time Off You will be eligible to participate in the Company's group insurance and medical plans (the "Plan") subject to your required premium contribution to that Plan. Coverage under the Plan shall be subject to the normal waiting period for any Company group employee. The current waiting period is until the first of the month following Commencement Date. You are eligible to participate in the Company's retirement savings plan (“401k”) on the first of the month following sixty (60) days of service and in the Company’s non-qualified deferred compensation plan (“NQ Plan”) during the next offering period following sixty (60) days of service. Your signature will be required to opt in to the Company retirement savings plans or to make any changes to it. For further information regarding the Company’s benefits offerings, please visit www.drivenbrandsbenefits.com. You are eligible for a total of 160 hours of PTO annually under the Company’s PTO plan. Relocation From the Commencement Date through September 4, 2023, the Company will pay your reasonable travel expenses to travel between Denver, CO (or such other location you may be at) and Charlotte, NC and pay for your accommodations while you are in Charlotte, NC. You will follow all applicable expense reimbursement processes of the Company, including providing adequate documentation. Thereafter, any personal travel between your home in Denver, CO and Charlotte, NC and your accommodations in Charlotte, NC will be at your expense, subject to the following. You will, at your discretion, determine when to permanently relocate to Charlotte, NC (i.e. moving your household and your family); provided such relocation to occur within sixteen (16) months of the Commencement Date. At such time, you will relocate in accordance with terms and conditions agreed between you and the Company. Business Expenses The Company will reimburse you for all reasonable business-related expenses that you incur in the discharge of your responsibilities to the Company provided that expenses are submitted in accordance with Company expense policy in a form that is acceptable to the Company. Termination By signing below, you acknowledge that you are becoming an employee of the Company voluntarily, that you understand that there is no specified length to your employment with the Company, and that your employment is at will. Your signature below further acknowledges that "at will" means that either you or the Company may terminate your employment at any time, with or without cause or advance notice. Payments upon Termination. Upon termination of your employment with the Company for any reason, the Company shall pay you on its next regular payroll date (or sooner if required under applicable law), all Base Salary earned by you through your last day of employment, and any earned and payable (but as of yet unpaid) Annual Bonus for the previous fiscal year. Severance. Salary and Bonus If (i) the Company terminates your employment without Cause or (ii) you resign for Good Reason, then, upon your Termination of Employment, the Company will (in lieu of any other severance benefits under any of the Company employee benefit plans, programs or policies and except as required by law) (a) continue to pay your base salary at the time of such termination for a period of eighteen (18) months (i.e. 1.5x your then current base salary) in equal installments over eighteen (18) months in accordance with the Company’s normal payroll practices; and (b) pay you in one lump sum 1.5x your then current target annual bonus on the Release Effective Date (defined below).

Unvested Equity Awards If you resign for Good Reason and such resignation is not within 12 months after a Change of Control (as defined in the LTI Plan), then, (a) upon your Termination of Employment, for each LTI award that has unvested time-based equity you shall vest with respect to the next tranche that would have vested had you still been employed and all other unvested time-based equity shall terminate and (b) for each LTI award that has unvested performance-based equity, you shall continue to be eligible to vest with respect to a pro rata portion (to be determined using a fraction, the numerator of which is the number of days you were employed during the measurement period of the applicable LTI award and the denominator of which is the total number of days during the measurement period of the applicable LTI award) of such equity on the applicable measurement date and the remainder of the unvested performance-based equity shall terminate upon your Termination of Employment. If on the applicable measurement date there is no vesting based on the performance metrics, then such unvested equity shall terminate on such measurement date. If the performance metrics are satisfied such that there is vesting, you shall vest on such measurement date with respect to such pro rata portion. If you are terminated without Cause and such termination is not within 12 months after a Change of Control, then all unvested equity shall terminate as of your Termination of Employment. If within 12 months after a Change of Control, you resign for Good Reason or are terminated without Cause, then, upon your Termination of Employment all of your unvested equity (whether time- based or performance based) shall accelerate and immediately vest. General All severance payments shall be subject to such withholding and other taxes as may be required by applicable law. The Company will have no obligation to make any severance payments or accelerate any vesting hereunder if (i) you violate any of the provisions hereof, including the restrictive covenants contained herein, or (ii) you do not execute and deliver (without revoking) to the Company a general release in form and substance satisfactory to the Company (and consistent with Company’s then generally used form of employment termination release for executives/senior management) of any and all claims you may have against the Company, Driven Brands Holdings Inc. and its affiliates (the “Release”) within the thirty (30) day period (or, if part of a group employment termination, forty-five (45) day period) following the later of (x) your Termination of Employment or (y) the date the Company delivers the Release to you. You waive your rights, if any, to have the severance payments provided for hereunder taken into account in computing any other benefits payable to, or on behalf of, you by the Company. The severance payments described herein will commence within 15 days following the Release Effective Date provided you execute the Release within thirty (30) days following your Termination of Employment (forty-five (45) days if your Termination of Employment was part of a group employment termination) and the Release becomes effective and irrevocable (such date the “Release Effective Date”); provided that, to the extent that the Company determines that such amount may be considered to be "nonqualified deferred compensation" subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and pronouncements thereunder, the first payment of such amount shall be made on the first payroll date on or next following the 65th day following the date of such termination. “Termination of Employment” means the date on which your “separation from service” occurs within the meaning of Section 409A of the Code. “Cause” means: (A) embezzlement, theft, misappropriation or conversion, or attempted embezzlement, theft, misappropriation or conversion, by you of any property, funds or business opportunity of the Company or any of its subsidiaries or affiliates; (B) any breach by you of your restrictive covenants hereunder; (C) any breach by you of any other material provision hereof, which breach is not cured, to the extent susceptible to cure, within thirty (30) days after the Company has given written notice to you describing such breach; (D) willful failure or refusal by you to perform any directive of the Board of the Company or any committee thereof or the duties of your employment hereunder which continues for a period of thirty (30) days following notice thereof by the Board of the Company or such committee thereof to you; (E) any act by you constituting a felony (or its equivalent in any non-United States jurisdiction) or otherwise involving theft, fraud, dishonesty, misrepresentation or moral turpitude; (F) indictment for, conviction of, or plea of nolo contendere (or a similar plea) to, or your failure to contest your prosecution for, any other criminal offense (other than non-DWI traffic violations); (G) your violation of any material law, rule or regulation (collectively, “Law”) relating in any way to the business of activities of the Company, or its subsidiaries or affiliates that is violated by you during the course of your performance of services hereunder, your regulatory disqualification or your failure to comply with any legal or compliance policies or code of ethics, code of business conduct, conflicts of interest policy, or similar policies of the Company or its subsidiaries or affiliates; (H) gross negligence or material willful misconduct on your part in the performance of your duties as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (I) your breach of fiduciary duty or duty of loyalty to the Company or any of its subsidiaries or affiliates; (J) any act or omission to act by you intended to materially harm or damage the business, property, operations, financial condition or reputation of the Company or any of its subsidiaries or affiliates; (K) your failure to reasonably cooperate, if requested by the Board, with any investigation or inquiry into your or the Company’s business practices, whether internal or external, including, but not limited to, your refusal to be deposed or to provide testimony or evidence at any trial, proceeding or inquiry; (L) any chemical dependence by you which materially interferes with the performance of your duties and responsibilities to the Company or any of its subsidiaries or affiliates; or (M) your voluntary resignation or other termination of employment effected by you at any time when the Company could effect such termination with Cause pursuant hereto. “Good Reason” will exist if, without your written signed consent (i) either your base salary or target Annual Bonus percentage or target LTI award is decreased (except in the case of a reduction of less than 5% that applies to all senior executives of the Company), (ii) there is a material diminution in your authority, duties or responsibilities, (iii) you are required to report to anybody other than the Chief Executive Officer of the Company or the Board of Directors of the Company, (iv) the geographic location of the primary place for performance of your duties and responsibilities is moved greater than a fifty (50) mile radius from Charlotte, NC, (v) the common stock of the Company is not listed for trading on the New York Stock Exchange or NASDAQ, or (vi) the failure of the Company to obtain an agreement from any successor of the Company to assume and agree to perform this Agreement; provided, however, that no act or omission described in clauses (i) through (vi) will be treated as “Good Reason” hereunder unless (1) you deliver to the Company a written statement of the basis for your belief that Good Reason exists within thirty (30) days of the event giving rise to the claim of Good Reason, (2) you give the Company thirty (30) days after delivery of such statement to cure the basis for such belief, and (3) you actually resign during the five (5) day period which begins immediately after the end of such thirty (30) day cure period if Good Reason continues to exist after the end of such thirty (30) day cure period. The forgoing to the contrary notwithstanding, the severance payments described above shall only be paid or provided if you execute a separation agreement containing a general release in accordance with Company's separation and release document approved and generally being used by the Company in connection with termination of employment of executives/senior management of the Company within thirty (30) days following your Termination of Employment (or, if part of a group employment termination, forty-five (45) days), and such general release is not thereafter revoked by you during the statutory revocation period. You will not be required to mitigate the amount of any payment contemplated by this agreement, nor will any such payment be reduced by any earnings that you may receive from any other source. Restrictive Covenants In consideration for your employment with the Company and intending to be legally bound hereby, if your employment is terminated for any reason, you agree to abide by the covenant against competition and non-solicitation provisions set forth below. Confidentiality You recognize and acknowledge that the knowledge and information about your relationship with the employees, business associates, customers, clients, and agents of the Company, and its affiliated companies, and the business methods, systems, plans, and policies of the Company and its affiliated companies, which you have and will receive, obtain, or establish as an employee of the Company or otherwise, are valuable and unique assets of the Company and its affiliated companies. Accordingly, you agree that during your employment with the Company and thereafter you shall not (unless compelled by a governmental, judicial, or administrative order or proceeding) disclose, or use for the benefit of yourself or any other person or entity other than in furtherance of your duties hereunder, without the written consent of the Company, any confidential or proprietary information, know-how, or data pertaining to the Company or its subsidiaries or affiliates or its or their business, personnel, or plans to any person, firm, corporation, or other entity, for any reason or purpose whatsoever. You acknowledge and agree that all memoranda, notes, records, and other documents made or compiled by you or made available to you during your employment concerning the business of the Company or its subsidiaries or affiliates or its or their business, personnel, or plans shall be the Company's exclusive property and shall be delivered by you to the Company upon expiration or termination of your employment or any other time upon the request of the Company. The provisions of this paragraph shall survive the termination hereof or of your employment without regard to the reason therefor. You hereby acknowledge that the services to be rendered by you are of a special, unique and extraordinary character, and in connection with such services, you will have access to confidential information concerning the Company's business. By reason of this, you consent and agree that if you violate any of the provisions hereof with respect to confidentiality, the covenant not to compete, and non-solicitation, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have hereunder or otherwise, the Company will be entitled to seek an injunction to be issued by any court of competent jurisdiction restraining you from committing or continuing any such violation hereof (without the necessity of posting a bond or other security).

Covenant Not to Compete In consideration for your employment with the Company, which constitutes a material inducement to you to enter into this covenant not to compete, and intending to be legally bound hereby, you agree that for the duration of your employment with the Company and for a period of one (1) year thereafter and regardless of the reason for the termination of your employment, you will not, on behalf of yourself, or on behalf of any other person, company, corporation, partnership or other entity or enterprise, as employee (in an executive or managerial capacity), consultant (providing services of an executive or managerial level or providing services in an advisory capacity to executives, managers, owners, members, or directors), proprietor, stockholder, partner, officer, or in any similar capacity, engage in any business or activity competitive with the products and services of the Company relative to the automotive aftermarket business, or any other direct or indirect subsidiary of the Company for which you have had any responsibility or about which you have received confidential information in connection with your employment (together with the Company, the "Driven Brands Companies"), as of the date of such breach if occurring during your employment or as of the last day of your employment if occurring after the termination of your employment, and which business or activity is located within six (6) miles from any of the Company's franchised or company-owned retail outlets, whether operated under the name or trade-name of the Company or any of the Driven Brands Companies, whether or not you perform or direct someone to perform such activity within these geographic restrictions; provided, however, that notwithstanding anything herein to the contrary and to the extent required by applicable law or regulations, nothing contained herein shall be construed to prevent you from owning (a) less than two percent (2%) of the issued and outstanding shares of a publicly traded company even if that company provides products or services competitive with the Company or the other Driven Brands Companies active in the automotive aftermarket franchise business, provided that you have no role in the management of such company or (b) any interests in any fund or investment pool or other investment vehicle where you do not direct or manage the investments or any investment decision. You agree that for every day you do not abide by this covenant that the covenant period shall be extended for one additional day. The provisions of this section shall survive the termination hereof or of your employment for any reason. Non-Solicitation of Franchisees In consideration for your employment with the Company, which constitutes a material inducement to you to enter into this covenant not to solicit, and intending to be legally bound hereby, you agree that for the duration of your employment with the Company and for a period of eighteen (18) months thereafter and regardless of the reason for the termination of your employment, you shall not, directly or indirectly: (a) interfere with the Company's or any of the Driven Brand Companies' relationship with any of its or their franchisees (including prospective franchisees) including without limitation soliciting or hiring any employee of a franchisee, or (b) in connection with any business or activity competitive with the products and services of the Company or any of the Driven Brands Companies, as of the date of such breach if occurring during your employment or as of the last day of your employment if occurring after the termination of your employment, and which business or activity is located within six (6) miles from any of the Company's franchised or company-owned retail outlets, whether operated under the name or trade-name of the Company or any of the Driven Brands Companies, solicit and/or contract with any person or entity who or which is, or was within the twelve (12) months preceding such solicitation or contracting, a franchisee of the Company or any of the Driven Brand Companies. Non-Solicitation of Employees

In consideration for your employment with the Company, which constitutes a material inducement to you to enter into this covenant not to solicit, and intending to be legally bound hereby, for a period of eighteen (18) months thereafter and regardless of the reason for the termination of your employment, you will not, directly or indirectly, hire or attempt to hire or solicit or attempt to solicit any employee of the Company or the Driven Brands Companies or any employee of any Driven Brands Company, or directly or indirectly, hire or attempt to hire or solicit or attempt to solicit any employee of any franchisee of any Driven Brands Companies, to terminate employment with the Company or any Company franchisee, or any of its affiliates or to accept employment with any other person or entity. Miscellaneous The Company shall have the right to assign this agreement to any other entity within the Driven Brands group of companies, or any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger, and consolidation or otherwise, without your prior authorization. This agreement shall be binding on and inure to the benefit of the successors and assigns of the Company and Driven Brands and their respective affiliates, successors and assigns. You shall not have the right to assign any of the benefits or duties of this agreement without the prior written consent of the Company. This agreement supersedes any prior agreements between you and the Company governing the same subject matter. This agreement shall be interpreted under the laws of North Carolina. In the event that there shall arise a dispute between the parties hereto regarding the interpretation of the terms of this agreement, any party bringing a cause of action to enforce the terms of it shall bring such action exclusively in the courts of Mecklenburg County, North Carolina. Please be advised that this offer of employment is contingent upon the following: • Proof of eligibility to work in accord with the Immigration Reform and Control Act of 1986, pursuant to the standard Form I-9. • Acceptable results of a background check. Please indicate your acceptance of this offer of employment by signing, dating, and returning one copy of this letter to me via email at jonathan@drivenbrands.com. This offer of employment remains in effect until 5:00 pm Eastern Daylight Time on May 5, 2023. Your signature to this agreement constitutes your agreement to the above terms and conditions of your employment with the Company.

We look forward to your joining us in future growth and becoming a member of our team. Should you have any questions, please do not hesitate to contact me. Sincerely, /s/ Jonathan Fitzpatrick Jonathan Fitzpatrick President and Chief Executive Officer Accepted: /s/ Gary W. Ferrera Date: 5/4/2023 Gary Ferrera